2017 Q3 Earnings Call October 31, 2017, 9:00 am PT Exhibit 99.2

Forward Looking Statements and Non-GAAP Information Certain statements contained in the Company’s press release for the three and nine months ended September 30, 2017 and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements related to: anticipated pre-tax income, gross margin performance, backlog conversion rates, operating and financial results for the fourth quarter of 2017 and full year 2017, community count growth and project performance, market and industry trends, the continued housing market recovery, average sale price of homes to be closed in various periods, SG&A percentage, future cash needs and liquidity, minority interest from our homebuilding joint ventures, leverage ratios and reduction strategies and land acquisition spending. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: the availability of labor and homebuilding materials and increased construction cycle times; the availability and timing of mortgage financing; adverse weather conditions and impact from natural disasters such as the recent fire activity in Northern California; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; increased outside broker costs; changes in governmental laws and regulations and increased costs, fees and delays associated therewith; potential changes to the tax code; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry, credit and capital markets; terrorism or other hostilities involving the United States and other geopolitical risks; building moratorium or "slow-growth" or "no-growth" initiatives that could be implemented in states in which we operate; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; changes in prices of homebuilding materials; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years' taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development; and additional factors discussed under the sections captioned "Risk Factors" included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. This presentation contains certain supplemental financial measures that are not calculated pursuant to U.S. GAAP. These non-GAAP measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP measures to GAAP measures is contained in the Appendix to this presentation. A copy of the press release reporting the Company’s financial results for the three and nine months ended September 30, 2017 is available on the Company's website at www.lyonhomes.com.

Management Presenters William H. Lyon Chairman of the Board and Executive Chairman Matthew R. Zaist President and Chief Executive Officer Colin T. Severn Senior Vice President and Chief Financial Officer

Avg. Sales Locations: 72 81 67 83 67 83 68 90 72 89 77 86 79 88 78 86 76 85 78 79 81 Monthly Absorption Rate: 2.8 2.8 3.4 3.4 3.8 4.3 4.3 4.8 3.5 3.2 4.2 3.5 2.8 3.0 2.9 2.9 2.7 3.0 2.7 2.2 2.2 2017 Sales Volume – Actual vs. Prior Year Total Net Orders by Month (Units) % y-o-y change: +12% +23% +38% +48% +11% (7%) +18% +12% +28% 2016 2017

Year over Year Comparisons 4 % y-o-y change: +9% +26% +17% +19% % y-o-y change: +7% +19% +22% +10% % y-o-y change: +2% +6% (4%) +7% Net New Orders (Units) Orders Value (In Millions) Average Community Count Monthly Order Absorption Rate/Avg. Community % y-o-y change: +17% +35% +31% +22% Order ASP ($ In Thousands) $473 $504 $486 $523 $486 $545 $536 $550 2015 2016 2017

% y-o-y change: +19% (1%) +30% +43% Year over Year Comparisons (continued) 5 % y-o-y change: +11% (8%) +25% +26% Homes Closed Homebuilding Revenue ($ Million) Bps y-o-y change: (260bps) (360bps) (190bps) +140bps Bps y-o-y change: (130bps) (210bps) (90bps) +150bps Adjusted Gross Margin Gross Margin (GAAP) Closings ASP ($ In Thousands) $491 $525 $481 $519 $490 $509 $509 $576 2015 2016 2017

2017 Q3 and YTD Results vs. Prior-Year

- Net Income to common stockholders up 110% and 38% for Q3 and YTD, respectively.
- New home deliveries are up 26% and 16% for Q3 and YTD, respectively, and home sales revenues up 43% and 26%.
- Pre-tax income up 77% and 29% for Q3 and YTD, respectively, and diluted EPS up 109% and 36%.
- Q3 Gross margin up 150 bps, SG&A improvement of 120 bps, Operating margin up 260 bps.

	Three months ended			Nine months ended		
	9/30/2017	9/30/2016	Change	9/30/2017	9/30/2016	Change
Select operating statistics						
New home deliveries	851	673	26%	2,181	1,879	16%
ASP (homes closed, $000s)	$576	$509	13%	$537	$494	9%
New home orders	774	651	19%	2,656	2,211	20%
Summary financial information ($mm)						
Home sales revenue	$490.3	$342.6	43%	$1,171.8	$929.0	26%
Homebuilding gross profit	$88.6	$56.7	56%	$198.6	$159.3	25%
Pre-tax income	$44.0	$24.8	77%	$80.3[(1)]	$62.4	29%
Net income to common stockholders	$27.4	$13.1	110%	$50.4[(1)]	$36.6	38%
Diluted EPS ($)	$0.71	$0.34	109%	$1.31[(1)]	$0.96	36%
Adjusted EBITDA	$72.1	$42.9	68%	$147.9	$124.9	18%
EBITDA (excluding purchase accounting)	$67.8	$37.2	82%	$137.8	$101.9	35%
Select margins			bps			bps
Gross margin	18.1%	16.6%	150	16.9%	17.1%	(20)
Adjusted gross margin	23.6%	22.2%	140	22.5%	23.5%	(100)
SG&A margin	9.2%	10.4%	120	10.1%	11.1%	100
Operating margin	8.8%	6.2%	260	6.6%	6.0%	60
Pre-tax margin	9.0%	7.2%	180	6.9%	6.7%	20

(1) Adjusted for loss on extinguishment of debt

William Lyon Homes
Experience the pride.
6

Backlog Growth – Year over Year Value $591M Homes 1,071 ASP $552k Q3 2016 Q3 2017 Value $699M Homes 1,208 ASP $579k Units 13%ASP 5%$ Value 18%

Backlog Conversion Rate Backlog Conversion Rate - Quarterly

We employ a diversified product strategy, even within the same project footprint, allowing us to serve a wide range of buyers and to adapt quickly to strengthening or weakening market conditions Breadth of product and price point allows flexibility to pursue a broader array of land acquisition opportunities Focus on entry level and 1st time move-up buyer segments, representing 87% of closings in Q3’17 and 89% of backlog as of 9/30/17 ASP by Buyer Type ($ in ‘000s) Units by Buyer Type High Quality, Diverse Product Offerings Buyer Type – Q3 2017 Homes Closed Price Range – Q3 2017 Home Closings and Backlog Home Closings - Units Backlog - Units ASP: $576k ASP: $579k Buyer Type – Q3 2017 Ending Backlog ASP by Buyer Type ($ in ‘000s) Units by Buyer Type

Strong New Order Growth – Dollars Trailing Twelve Months Dollar value of new home orders of $1.7 billion TTM Q3, an increase of 27% over the prior year and up 48% over a two year period. Up 27% Y-o-Y Trailing Twelve Months Dollar Value of Orders (In Millions)

Growth and Operating Leverage – Trailing Twelve Months Over the last years, the Company has generated strong annual revenue growth and lower SG&A as a percentage of homebuilding revenue. Q3’17 SG&A represents 9.2% of the quarterly homebuilding revenue, improvement of 120bps from 10.4% in Q3’16. TTM Total Revenue ($ Millions) TTM Ending: TTM SG&A as a % of Homebuilding Revenue SG&A G&A

Continued Growth and Diversification Through Monetization of High Quality Land Positions Total lots owned and controlled vs. years of land supply LTM Deliveries - Units Continued diversification across markets Lots Inventory Summary We own 13,573 lots (76% of total) and control 4,371 lots (24% of total) as of September 30, 2017 in some of the most dynamic and land constrained markets in the Western U.S. LTM Home Revenue - $

Appendix

Adjusted EBITDA 2017 2016 2017 2016 (dollars in thousands) Net income available to common stockholders $ 27,418 $ 13,069 $ 36,372 $ 36,644 Provision for income taxes 13,905 8,295 17,480 20,859 Interest expense aa Interest incurred 18,112 21,293 56,358 62,112 aa Interest capitalized (18,112) (21,293) (56,358) (62,112) Amortization of capitalized interest included in cost of sales 22,940 14,981 55,237 41,742 Stock-based compensation 3,045 1,526 6,260 4,087 Depreciation and amortization 535 503 1,426 1,508 Cash distributions of income from unconsolidated joint ventures 1,138 279 1,840 896 Equity in income of unconsolidated joint ventures (1,160) (1,435) (2,622) (3,810) Non-cash purchase accounting adjustments 4,252 5,687 10,063 22,969 Loss on extinguishment of debt - - 21,828 - Adjusted EBITDA $ 72,073 $ 42,905 $ 147,884 $ 124,895 Nine Months Ended September 30, Three Months Ended September 30, Adjusted EBITDA

Adjusted Homebuilding Gross Margin (1) Cost of sales excluding interest and purchase accounting adjustments.

Adjusted Net Income and Adjusted Diluted EPS Three Months Ended September Nine Months Ended September Adjusted Net Income and Adjusted EPS 30, 2017 30, 2017 (dollars in thousands, except share data) Net income available to common stockholders 27,418 $ 36,372 $ Add: Loss on extinguishment of debt - 21,828 - (7,752) 27,418 $ 50,448 $ Diluted weighted average common shares outstanding 38,583,341 38,381,292 0.71 $ 1.31 $ Net income, adjusted for loss on extinghishment of debt, net of tax benefit Less: Income tax benefit applicable to loss on extinguishment of debt Adjusted net income excluding noncontrolling interest per diluted share